Exhibit 4.4

THIRD SUPPLEMENTAL INDENTURE

AMONG

CHEVRON U.S.A. INC., As Issuer

and

CHEVRON CORPORATION, As Guarantor

and

DEUTSCHE BANK TRUST COMPANY AMERICAS, As Trustee

Dated as of September             , 2023

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THIRD SUPPLEMENTAL INDENTURE

THIS THIRD SUPPLEMENTAL INDENTURE, dated as of September        , 2023, among CHEVRON U.S.A. INC., a Pennsylvania corporation, as Issuer (the “Company”), CHEVRON CORPORATION, a Delaware corporation, as Guarantor (“Guarantor”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York State banking corporation, as Trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company, the Guarantor and the Trustee have entered into that certain Indenture dated as of August 12, 2020, as amended by the first supplemental indenture dated as of August 12, 2020 and the second supplemental indenture, dated as of January 6, 2021 (the “Indenture”);

WHEREAS, pursuant to the provisions of Section 3.1 of the Indenture, the Company wishes to enter into this Third Supplemental Indenture to establish the terms and provisions of a series of Securities (as defined in the Indenture);

WHEREAS, in compliance with the requirements of the Indenture, each of the Company and Guarantor has duly authorized the execution and delivery of this Third Supplemental Indenture, and all things necessary have been done to make this Third Supplemental Indenture a valid agreement of the Company and the Guarantor in accordance with its terms:

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

That in consideration of the premises, the Company and the Guarantor covenant and agree with the Trustee, for the equal and proportionate benefit of the respective Holders from time to time of the Securities, as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01 Defined Terms. The terms defined in this Section 1.01 shall, for all purposes of the Indenture and this Third Supplemental Indenture have the meanings herein specified, unless the context clearly otherwise requires.

(a) Blanket Issuer Letter of Representations. The term “Blanket Issuer Letter of Representations” shall mean the Blanket Issuer Letter of Representations, dated August 4, 2020, executed by and between the Company and The Depository Trust Company.

(b) Indenture. The term “Indenture” shall mean the Indenture, dated as of August 12, 2020, among the Company, the Guarantor and the Trustee, as it may from time to time hereafter be further supplemented, modified or amended, as provided in the Indenture.

(c) Interest Payment Dates. The term “Interest Payment Dates” shall mean (i) each May 15 and November 15, commencing November 15, 2023, with respect to the Notes. If any interest payment date for a series of Notes falls on a date that is not a Business Day, the applicable interest payment will be made on the next Business Day, and no interest shall accrue on the amount of interest due on that interest payment date for the period from and after such interest payment date to the next Business Day.

(d) Notes. The term “Notes” shall mean the 5.750% Senior Notes Due 2026 issued on the date hereof and any additional 5.750% Senior Notes due 2026 that may be issued after the date hereof in accordance with Section 3.1 of the Indenture and this Third Supplemental Indenture.

(e) Third Supplemental Indenture. The term “Third Supplemental Indenture” shall mean this Third Supplemental Indenture, dated as of August        , 2023, among the Company, the Guarantor and the Trustee, as such is originally executed, or as it may from time to time be supplemented, modified or amended, as provided herein and in the Indenture.

(f) Trustee. The term “Trustee” shall mean Deutsche Bank Trust Company Americas, until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

Section 1.02 Other Definitions. All of the terms appearing herein shall be defined as the same are now defined under the provisions of the Indenture, except when expressly herein or otherwise defined.

ARTICLE TWO

TERMS OF THE NOTES

Section 2.01 The Notes Constitute a series of Securities. The Notes are hereby authorized to be issued under the Indenture as a series of Securities. Initially, the Notes shall be issued in the aggregate principal amount of U.S.$__________. Without the consent of any Holders of the Notes, the Company may issue additional Notes in accordance with Section 3.1 of the Indenture and this Third Supplemental Indenture.

Section 2.02 Terms and Provisions of the Notes. The Notes shall be subject to the terms and provisions hereinafter set forth:

(a) The Notes shall be designated as the 5.750% Notes Due 2026.

(b) The Notes shall bear interest on the unpaid principal amount thereof from May 15, 2023.

(c) The Notes shall mature on May 15, 2026.

(d) The Notes shall bear interest at the rate of 5.750% per annum, payable on November 15, 2023 and on each May 15 and November 15 thereafter.

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(e) The Notes shall be issued initially as one or more Global Securities (the “Global Notes”) in registered form registered in the name of The Depository Trust Company or its nominee in such denominations as are required by the Blanket Issuer Letter of Representations and otherwise as in substantially the form set forth in Exhibit A to this Third Supplemental Indenture with such minor changes thereto as may be required in the process of printing or otherwise producing the Global Notes but not affecting the substance thereof.

(f) The Depositary for the Notes shall be The Depository Trust Company.

(g) The Global Notes shall be exchangeable for definitive Notes in registered form substantially the same as the Global Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof upon the terms and in accordance with the provisions of the Indenture. Interest on the Notes will be computed on the basis of a 360-day year of twelve 30-day months.

(h) The Notes shall be payable (as to both principal and interest) when and as the same become due at the office of the Trustee; provided that as long as the Notes are in the form of one or more Global Notes, payments of interest may be made by wire transfer in accordance with the provisions of the Indenture and such Global Notes; and provided further that upon any exchange of the Global Notes for Notes in definitive form, the Company elects to exercise its option to have interest payable by check mailed to the registered owners at such owners’ addresses as they appear on the Register, as kept by the Trustee, on each relevant Record Date.

(i) The Trustee shall be the registrar for the Notes and the Register of the Notes shall be kept at the principal office of the Trustee.

(j) The Record Date for the Notes shall be May 1 and November 1 preceding the relevant Interest Payment Date.

(k) Prior to May 15, 2024, the Notes shall be subject to redemption, at the option of the Company, in whole or in part, at any time at a Redemption Price equal to 101.438% of the principal amount of the Notes being redeemed plus accrued and unpaid interest, if any, on the Notes being redeemed to, but not including, the redemption date (subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date). On or after May 15, 2024, the Notes shall be subject to redemption, at the option of the Company, in whole or in part, at any time at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest, if any, on the Notes being redeemed to, but not including, the redemption date (subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date).

(l) Subject to the terms and applicable limitations set forth in the Indenture and the form of Notes, the Notes shall be fully and unconditionally guaranteed by the Guarantor pursuant to the terms set forth in Article XIV of the Indenture.

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ARTICLE THREE

MISCELLANEOUS PROVISIONS

Section 3.01 Provisions of the Indenture. Except insofar as herein otherwise expressly provided, all of the definitions, provisions, terms and conditions of the Indenture shall be deemed to be incorporated in and made a part of this Third Supplemental Indenture; and the Indenture and this Third Supplemental Indenture is in all respects ratified and confirmed, and the Indenture as amended and supplemented by this Third Supplemental Indenture shall be read, taken and considered as one and the same instrument.

Section 3.02 Separability of Invalid Provisions. In case any one or more of the provisions contained in this Third Supplemental Indenture shall be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions contained in this Third Supplemental Indenture, and to the extent and only to the extent that any such provision is invalid, illegal or unenforceable, this Third Supplemental Indenture shall be construed as if such provision had never been contained herein.

Section 3.03 Execution in Counterparts. This Third Supplemental Indenture may be simultaneously executed and delivered in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile, electronic or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture and signature pages for all purposes.

Section 3.04 Trustee’s Disclaimer. The Trustee accepts the amendments of the Indenture effected by this Third Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Guarantor, or for or with respect to (i) the validity or sufficiency of this Third Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the Guarantor by action or otherwise, (iii) the due execution hereof by the Company and the Guarantor or (iv) the consequences of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

Section 3.05 Effectiveness. The obligations of the parties hereto shall become effective as of the date of this Third Supplemental Indenture.

Section 3.06 Tax Matters. In order to comply with applicable tax laws, rules and regulations (inclusive of directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”) that the Company, the Guarantor, the Trustee or the applicable paying agent is subject to related to the Notes, the Company agrees (i) if reasonably requested by the Trustee, to provide to the Trustee such information as it may have in its possession about Holders or the Notes (including any

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modification to the terms of the Notes) so that the Trustee can determine whether it has tax related obligations under Applicable Tax Law and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Notes to the extent necessary to comply with Applicable Tax Law for which the Trustee shall not have any liability.

In connection with any proposed transfer of Notes outside the book entry system, the Company shall be required to provide or cause to be provided to the Trustee such information as it may have in its possession that is reasonably requested by the Trustee and necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Notwithstanding anything in this Section 3.06 to the contrary, the Company shall not be required to provide information if it reasonably determines that doing so would violate any applicable law, regulation or confidentiality obligations.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, CHEVRON U.S.A. INC., CHEVRON CORPORATION and DEUTSCHE BANK TRUST COMPANY AMERICAS have each caused this Third Supplemental Indenture to be duly executed, all as of the day and year first written above.

CHEVRON U.S.A. INC.

By:
Name:
Title:

CHEVRON CORPORATION

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Third Supplemental Indenture]

EXHIBIT A

$[ ]	CUSIP: __________
N-1	ISIN: ___________

CHEVRON U.S.A. INC.

5.750% NOTE DUE 2026

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO CHEVRON U.S.A. INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE EVIDENCING THE NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

CHEVRON U.S.A. INC. (herein referred to as the “Company”), a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania, for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of [    ] ($[    ] ) on May 15, 2026 in lawful money of the United States of America and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon in like money from May 15, 2023 or from the most recent Interest Payment Date (hereinafter defined) to which interest has been paid or duly provided for until payment of such principal sum, at the rate of 5.750% per annum, payable on each May 15 and November 15, commencing November 15, 2023 (the “Interest Payment Dates”).

The principal hereof is payable upon presentation and surrender of this Note at the principal office of Deutsche Bank Trust Company Americas, as Trustee (herein called the “Trustee”). Interest on this Note may be payable by check or draft mailed to the person in whose name this Note is registered at the close of business on the Record Date for such interest payment at such person’s address as it appears on the registration books of the Trustee. The Record Date for the Notes is the date which is May 1 or November 1 prior to the relevant Interest Payment Date.

Subject to the terms of the Indenture (hereinafter defined), this Security is fully and unconditionally guaranteed as to all payments due hereon whether at the Stated Maturity, by acceleration, redemption, repayment or otherwise by Chevron Corporation (the “Guarantor”) in accordance with the terms set forth in Article XIV of the Indenture.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF FULLY SET FORTH AT THIS PLACE.

This Note shall not be entitled to any benefit under the Indenture, or become valid or obligatory for any purpose, until the Certificate of Authentication hereon endorsed shall have been executed by manual or electronic signature by the Trustee.

*    *    *

IN WITNESS WHEREOF, each of the Company and the Guarantor has caused this Note to be signed by its respective Assistant Treasurer manually or in facsimile and its corporate seal to be imprinted hereon and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated: September     , 2023

CHEVRON U.S.A. INC.

By:
Name:
Title:

Attest:
Assistant Secretary

CHEVRON CORPORATION, as Guarantor

By:
Name:
Title:

Attest:
Assistant Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities, of the Series designated herein, described in the within-mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:
Authorized Signatory

CHEVRON U.S.A. INC.

5.750% NOTE DUE 2026

This Note is one of a duly authorized issue of securities of the Company, not limited in aggregate principal amount, all issued or to be issued in one or more series of varying dates, numbers, interest rates and other provisions, under an Indenture dated as of August 12, 2020, as amended by the First Supplemental Indenture dated August 12, 2020, the Second Supplemental Indenture dated January 6, 2021 and the Third Supplemental Indenture dated as of August [•], 2023 (such indenture as so amended being herein referred to as the “Indenture”) each being among the Company, the Guarantor and the Trustee. This Note is one of a series of Notes designated as its “5.750% Notes Due 2026” initially aggregating $__________ in principal amount (herein called the “Notes”). The Company may issue additional Notes after the initial issuance date.

Reference is hereby made to the Indenture and all indentures supplemental thereto for a description of the rights, obligations, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes, to all of the provisions of which Indenture the registered owner of this Note, by acceptance hereof, assents and agrees. The Indenture contains provisions permitting the Company, the Guarantor and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities (which term is defined in the Indenture as any security or securities of the Company, authenticated and delivered under the Indenture) at the time Outstanding (as defined in the Indenture) and affected by such supplemental indenture, to execute one or more supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of such Securities; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security (including the Notes) affected thereby: (1) change the Stated Maturity (as defined in the Indenture) of the principal of, or premium, if any, or any installment of principal of or interest on, any Security; (2) reduce the principal amount of any Security or reduce the amount of the principal of an Original Issue Discount Security (as defined in the Indenture) or any other Security which would be due and payable upon a declaration of acceleration of the Maturity (as defined in the Indenture) thereof pursuant to Section 502, or reduce the rate of interest on any Security; (3) reduce any premium payable upon the redemption of or change the date on which any Security may or must be redeemed; (4) change the coin or currency in which the principal of or premium, if any, or interest on any Security is payable; (5) impair the right of any Holder to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date (as defined in the Indenture)); (6) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences) provided for in the Indenture; or (7) modify any of the provisions of Sections 9.2, 5.12 or 10.5 of the Indenture, except to increase any such percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in Sections 9.2 and 10.5 of the Indenture, or the deletion of Section 9.2(7), in accordance with the requirements of Section 6.11 and 9.1(6) of the Indenture. It is also provided in the Indenture that the Holders of a majority in principal amount of the Notes may waive (a) compliance by the Company with the covenants contained in Article X of the Indenture with respect to the Notes and (b) any past or existing Event of Default with respect to the Notes and its consequences except a continuing default in the payment of the principal of or interest on the Notes or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the registered owner of the Note so affected.

Prior to May 15, 2024, the Notes shall be subject to redemption, at the option of the Company, in whole or in part, at any time at a Redemption Price equal to 101.438% of the principal amount of the Notes being redeemed plus accrued and unpaid interest, if any, on the Notes being redeemed to, but not including, the redemption date (subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date). On or after May 15, 2024, the Notes shall be subject to redemption, at the option of the Company, in whole or in part, at any time at a Redemption Price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest, if any, on the Notes being redeemed to, but not including, the redemption date (subject to the rights of Holders of Notes on the relevant Record Date to receive interest due on the relevant Interest Payment Date). As provided in the Indenture, notice of redemption shall be given to the registered owners of Notes to be redeemed by mailing a notice of such redemption not less than 10 nor more than 60 days prior to the date fixed for redemption, to their addresses as they appear on the register books.

If an Event of Default (as that term is defined in the Indenture) shall occur, the principal of all Notes and the interest accrued thereon may be declared due and payable upon the conditions, in the manner and with the effect provided in the Indenture. The Indenture provides that in certain events such declaration and its consequences may be waived by the Holders of a majority in aggregate principal amount of the Notes then Outstanding.

The Notes are issuable in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes may be exchanged for a like aggregate amount of Notes of other authorized denominations as provided in the Indenture. This Note is transferable at the office of the Trustee by the registered owner hereof in person, or by such registered owner’s attorney duly authorized in writing, on the books of the Company at said office, but only in the manner, subject to the limitations and upon payment of the charges provided in the Indenture, and upon surrender and cancellation of this Note. Upon such transfer a new fully registered Note or Notes of authorized denomination or denominations, for the same aggregate principal amount will be issued to the transferee in exchange herefor.

The Company, the Trustee and any agent of the Company or the Trustee and any paying agent may treat the registered owner hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or the Trustee) for the purpose of receiving payment hereof or on account hereof and for all other purposes, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

THIS NOTE AND THE OBLIGATIONS OF THE COMPANY AND THE GUARANTOR IN RESPECT HEREOF ARE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

No recourse shall be had for the payment of the principal of or the interest on this Note or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or the Guarantor or of any successor of the Company or the Guarantor, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.